Exhibit 3

Number	Shares
- SPECIMEN -	- SPECIMEN -

CC MEDIA HOLDINGS, INC.

Class A Common Stock, $0.001 Par Value

SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER

This certifies that SPECIMEN is the owner of XXXXXXX (xxxx) shares, fully paid and nonassessable, of the Class A Common Stock of CC Media Holdings, Inc., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are subject to the laws of The State of Delaware and to the Certificate of Incorporation and the By-laws of CC Media Holdings, Inc., in each case as from time to time amended.

IN WITNESS WHEREOF, CC Media Holdings, Inc. has caused this certificate to be signed by its duly authorized officers as of this      day of             , 2008.

President/Vice President	Secretary/Treasurer

Restrictions on Ownership and Transfer

The voting of the shares of stock evidenced by this certificate and the sale, encumbrance or other disposition thereof are subject to the provisions of CC Media Holdings, Inc.’s Certificate of Incorporation and By-Laws.

Assignment

For value received, the undersigned hereby sells, assigns and transfers to                      shares of the capital stock represented by this certificate, and hereby irrevocably constitutes and appoints                      attorney to transfer such stock on the books of the Corporation with full power of substitution in the premises.

Dated                     ,

Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate.

Witness